Exhibit 10.3

TENNESSEE VALLEY AUTHORITY

COAL ACQUISITION & SUPPLY

1101 Market Street, MR 2A

Chattanooga, Tennessee 37402-2801

CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company Inc	Supplement No.	1
	7701 Forsyth Boulevard 10th Floor	Date	March 30, 2009
	St. Louis MO 63105	Group No.	635
		Contract No.	40685
		Plant	Various
		Name of Mine	Parkway

Attention Mr. Martin Wilson

Per an agreement between Kenny Allen and TVA per phone discussion on 3/13/2009.

Armstrong Coal Company Inc. shall provide sampling and weighing services for coal shipped by truck from the Parkway mine to TVA’s Paradise Fossil Plant.

Section 7.01 shall be amended to designate “Contractor Sampling/contractor Analysis Section 7.2” for coal shipped by truck to TVA’s Paradise Fossil Plant.

The coal price shall be increased by $0.20 per ton to cover the cost for the sampling and weighing requirement required to provide these services.

TVA reserves the right to modify this agreement with respect to which party performs the sampling and weighing of truck coal with a 30 days written notice by supplement to Armstrong Coal Company Inc. In the event TVA exercises this option the Contract price of coal shall be reduced by $0.20 per ton.

The Base Price as prescribed in Section 6 of the Contract shall not be affected by this supplement. Quality adjustments shall be calculated on the Base Price as defined in Section 6.0 Price of the Contract.

All other terms and conditions of the Contract remain unchanged.

Please complete the acceptance below and return a signed copy of this contract supplement to this office. You should retain the other signed copy for your files.

In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

cc: Tate Rich, President

Delta Coals, LLC

95 White Bridge Road #404

Nashville Tennessee 37205

Accepted	Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY
Company

By	/s/ Martin D. Wilson	/s/ Eddie Spicer
	Signature	Eddie Spicer
Fuel Contract Administrator

President		/s/
Title		Contract Support Specialist

4/9/09		/s/
Date		Manager of Coal Supply